Exhibit 99.4

COMMERCIAL REAL ESTATE LEASE

This Real Estate Lease Agreement ("Lease") is made effective as of October 1, 2017, by and between Timothy Riopelle, a California resident, ("Landlord"), and STWC Holdings, Inc, a Colorado corporation and its permitted assigns, (collectively the "Tenant"). The parties hereby agree as follows:

1.  PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the Premises located at 2935 San Luis Rey Rd., Oceanside, CA 92058, consisting of approximately 4,800 square feet (the "Premises"). While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is not tied to square footage and is not subject to adjustment.

2.  OPTION TERM. The option term of the Lease shall commence upon execution of this Lease and continue for up to two periods, each of up to two hundred seventy (270) days as further set forth below ("Option Term"). At such time as Tenant or Tenant's assigns receive a Conditional Use Permit issued by the City of Oceanside ("CUP") to operate a cannabis business at the Premises, the Option Term shall terminate and the full lease terms shall take effect. During the Option Term, Tenant shall be permitted in the Premises for the purposes of completing its CUP application and performing preliminary security and operational diagrams and floorplans, but shall not be permitted to operate a business at the Premises or perform any tenant improvements.

3.  CANCELLATION OF OPTION TERM. Tenant shall provide Landlord at least ninety (90) days' notice of its intent to terminate the Option Term ("Notice Period"). If a replacement tenant is found, accepted by Landlord, and paying rent before the end of the Notice Period, Landlord will credit Tenant for any unused portion of option payment.

4.  RENT COMMENCEMENT. Option Term rent payments shall commence October 1, 2017 ("Option Commencement Date") and shall be initially paid in advance for three (3) months, for a total of Eighteen Thousand Dollars ($18,000), payable upon execution of the Lease. Thereafter, beginning January 1, 2018, if Tenant or Tenant's assigns have not yet obtained the CUP, Tenant shall make monthly Option Term payments at the rate of Six Thousand Dollars ($6,000) per month, paid monthly through June 30, 2018. Beginning July 1, 2018, if Tenant or Tenant's assigns have not yet obtained the CUP and wish to continue with a second option term, Tenant shall make monthly Option Term payments at the rate of Seven Thousand Two Hundred Dollars ($7,200) per month, paid monthly. This period of increased option payments may run if needed from July I, 2018 through March 31st, 2019.

Upon receipt of the CUP, a five (5) year lease term shall begin under the following terms and conditions.

5.  TERM. The "Initial Term" of the Lease shall be five (5) years beginning on the date Tenant is awarded a CUP by the City of Oceanside, CA ("Effective Date"). As used herein, "Term" means the Initial Term and any Extension Term. Any unused option payments made for an option period during which a CUP is

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obtained and lease payments are made, shall be credited to Tenant by Landlord. Tenant shall be obligated to inform Landlord in writing within five (5) days of the CUP being awarded. Upon commencement of the Term, rent shall immediately be calculated at the Base Rent amount, as set forth in Paragraph 8 below.

6.  LEASE YEAR. For the purpose of the Lease, the term "Lease Year" shall mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the Term plus the next succeeding 12 full calendar months shall constitute the first Lease Year of the Term.

7.  EXTENSION. Tenant shall have the right to extend the Term for two (2) consecutive five (5) year periods (each an "Extension Term"); provided, that Tenant is not in default under this Lease at the time that Landlord receives written notice thereof as provided below. Each such right to extend the Term shall be known herein as an "Extension Option". All the terms and conditions of the Lease shall apply during an Extension Term, except that Base Rent for each Extension Term shall be as set forth in Article 8 below. In order to exercise an Extension Option, Tenant shall give Landlord written notice ("Tenant's Extension Notice") no later than the ninetieth (90th) day prior to the then applicable expiration date of the Term ("Tenant's Extension Deadline Date") of its intent to exercise an Extension Option.

8.  BASE RENT. Tenant shall pay to Landlord Base Rent in the amounts hereinafter set forth commencing on the Effective Date and on or before the first (1st) day of every month thereafter during the Term. Base Rent for any partial calendar month at the beginning or end of the Term shall be prorated on a daily basis based on a 365 day year. Base Rent during the Term shall be as follows:

Initial Term

Lease Year	Annual Base Rent	Monthly Installment

1	$86,400.00	$7,200.00
2	$86,400.00	$7,200.00
3	$86,400.00	$7,200.00

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Lease Year	Annual Base Rent	Monthly Installment

4	$86,400.00	$7,200.00
5	$86,400.00	$7,200.00

Extension Term I
Lease Year	Annual Base Rent	Monthly Installment

6	$100,800.00	$8,400.00
7	$ 100,800.00	$8,400.00
8	$100,800.00	$8,400.00
9	$100,800.00	$8,400.00
10	$100,800.00	$8,400.00

Extension Term 2
Lease Year	Annual Base Rent	Monthly Installment

II	$115,200.00	$9,600.00
12	$115,200.00	$9,600.00
13	$115,200.00	$9,600.00
14	$115,200.00	$9,600.00
15	$115,200.00	$9,600.00

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9.  SECURITY DEPOSIT. On or before commencement of the Initial Term, Tenant shall deposit with Landlord upon execution hereof a security deposit in the amount of $14,400 ("the Security Deposit" as security for Tenant's faithful performance of its obligations under this Lease. If Tenant fails to pay Rent, or otherwise Defaults under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Landlord, for Rents which will be due in the future, and/or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within 10 days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Should the agreed use be amended to accommodate a material change in the business of Tenant or to accommodate a sub-tenant or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within 30 days after the expiration or termination of this Lease, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. Landlord shall upon written request provide Tenant with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT.

10.  POSSESSION;DELAY IN POSSESSION. Notwithstanding the prohibition on use of the Premises under Article 2 above, Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease. Landlord agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Tenant by the Option Commencement Date. 1f, despite said efforts, Landlord is unable to deliver possession by such date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Tenant shall not, however, be obligated to pay Rent or perform its other obligations until Landlord delivers possession of the Premises. If possession is not delivered within 60 days after the Option Commencement Date, Tenant may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Landlord within said 10 day period, Tenant's right to cancel shall terminate. If possession of the Premises is not delivered within 90 days after the Option Commencement Date, this Lease shall terminate unless other agreements are reached between Landlord and Tenant ,in writing. .

11.  USE OF PREMISES;ACKNOWLEDGEMENTS. Tenant may use the Premises for retail sales, warehousing, and product development of any legally licensed and operating recreational or medical marijuana services, or any other legally licensed and operated related purpose. Such legally licensed and operating recreational or medical marijuana services may include, but are not limited to, recreational or medical marijuana dispensaries, delivery services, cultivation, manufacturing, distribution, or testing. Tenant

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shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties.

Tenant may not sublet the Premises except as outlined in Article 37 below. Tenant acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Landlord and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Tenant's intended use, (c) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Landlord, (e) the square footage of the Premises was not material to Tenant's decision to lease the Premises and pay the Rent stated herein, and (1) neither Landlord, Landlord's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Landlord acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Tenant's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Landlord's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants. Because compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant's specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Tenant's use of the Premises requires modifications or additions or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

12. HAZARDOUS SUBSTANCES.

(a)  Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable

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Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is incompliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)  Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)  Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant, or any third party.

(d)  Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders and ground Landlord, if any, harmless from and against any and all loss .of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, or any third party (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant). Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

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13.  UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS;

(a)  Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord.

(b)  Consent. Tenant shall not make any Alterations or Utility Installations to the Premises without Landlord's prior written consent. Tenant may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, [what is this referencing[this is incredibly inefficient and extremely burdensome. Let's talk about what you are thinking here. We do not intend to do anything to the Property without noticing the landlord]Notwithstanding the foregoing, Tenant shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Landlord. Landlord may, as a precondition to granting such approval, require Tenant to utilize a contractor chosen and/or approved by Landlord. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord inwritten form with detailed plans. Consent shall be deemed conditioned upon Tenant's: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications.

(c)  Liens; Bonds. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord shall require, Tenant shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same.

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14. OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION

(a)  Ownership. Subject to Landlord's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises. Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations. Unless otherwise instructed herein, all Tenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.

(b)  Removal. By delivery to Tenant of written notice from Landlord not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Landlord may require that any or all Tenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent.

(c)  Surrender; Restoration. Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant owned Alterations and/or Utility Installations, furnishings. Tenant shall remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Tenant, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises without the express written consent of Landlord shall constitute a holdover.

15.  PROPERTY INSURANCE. Tenant shall maintain casualty insurance on the Premises in an amount equal to $1,000,000.00. Landlord shall be named as an insured in such policies. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies. Tenant shall also maintain any other insurance which Tenant may reasonably require for the protection of Landlord's or Tenant's interest in the Premises.

16.  LIABILITY INSURANCE. Tenant shall maintain liability insurance with personal injury limits of at least $1,000,000.00 for injury to one person, and $2,000,000.00 for any one accident, and a limit of at least $1,000,000.00 for damage to property. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies.

17. DEFAULTS; BREACH AND REMEDIES.

17.1 Default; Breach. A "Default" is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:

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(a)  The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 15 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)  The failure of Tenant to make any payment of Rent or any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Tenant. THE ACCEPTANCE BY LANDLORD OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LANDLORD'S RIGHTS, INCLUDING LANDLORD'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)  The failure of Tenant to allow Landlord and/or its agents access or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Tenant, where such actions continue for a period of 3 business days.

(e)  A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 17.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Tenant's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)  The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 90 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 90 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)  The discovery that any financial statement of Tenant or of any Guarantor given to Landlord was materially false.

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17.2 Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Tenant shall pay to Landlord an amount equal to 115% of the costs and expenses incurred by Landlord in such performance upon receipt of an invoice therefor. In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:

(a)  Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord while maintaining compliance with state and local laws pertaining to cannabis outlets. In such event Landlord shall be entitled to recover from Tenant: (i) any unpaid Rent which had been earned at the time of termination; (ii) the difference, at the time of the award, between the unpaid rent for the balance of the term less the amount of such rental loss that the Tenant proves could be reasonably avoided by Landlord; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover any damages to which Landlord is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 17.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Paragraph 17.1. In such case, the applicable grace period required by Paragraph 17.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b)  Continue the Lease and Tenant's right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord's interests, shall not constitute a termination of the Tenant's right to possession.

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(c)  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises

17.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord within 5 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall immediately pay to Landlord a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord's option, become due and payable quarterly in advance.

17.4 Interest. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 17.3.

18. NOTICE.  Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

LANDLORD:

Name:  Tim Riopelle Address:
Telephone:

TENANT:

Name:  STWC Holdings, Inc.
Address:   1350 Independence Street, Suite 300,
Lakewood, CO 80215
Telephone: 303-961-2204

Such addresses may be changed from time to time by either party by providing notice as set forth above. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent BY regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email including a read receipt or other electronic acknowledgement, and shall be deemed sufficiently

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given if served in a manner specified in this Paragraph. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand or by email shall be deemed delivered upon actual receipt, evidenced by a read receipt or other electronic acknowledgement. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19. WAIVERS.

(a)  No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)  The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

(c)  THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE EXCEPT IN CASES OF RULES OR REGULATIONS PERTAINING TO THE MEDICAL AND OR RETAIL SALE OF CANNABIS, IN WHICH CASE, THE TEXT OF ANY SUCH RULE OR STATUTE SHALL GOVERN.

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20.  SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

21.  NO RIGHT TO HOLD OVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

22.  SUCCESSORS. All of the provisions shall apply to the heirs, executors, representatives, successors and assigns of the Tenant and of the Landlord.

23.  ENTIRE AGREEMENT/AMENDMENT. This Lease contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

24.  SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court Finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

25.  WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

26.  CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

27.  GOVERNING LAW;VENUE; ATTORNEY'S FEES; WAIVER OF JURY TRIAL; This Lease shall be construed in accordance with the laws of the State of California. Venue shall be in the San Diego Superior Court, North County Division. In an action or claim brought or arising out of this Lease, including, but not limited to, an action for breach of contract, the prevailing party shall be entitled to attorney's fees and costs. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.

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28.  EARLY TERMINATION. In the event Landlord, Tenant is notified or otherwise learns that enforcement of Federal law pertaining to the sale or distribution of cannabis or cannabis products has been formerly threatened, or Landlord or Tenant has been notified to cease and desist by any government agency, this Lease shall immediately terminate upon written notice to Landlord by Tenant or to Tenant and subTenant by Landlord. In all such cases, Tenant shall owe Landlord all and additional 90 days rent after written notice is delivered, and possession of the Premises shall be immediately returned to Landlord pursuant to Paragraph 14(c) and this Lease shall be of no further force and effect. In all other instances, in the event of early termination of this Lease, except if this Lease is Terminated due to a change in Federal, State and or Local law making Tenant's use of the Premises as a cannabis business unlawful, the Tenant shall liable for the base rent plus additional rent, and the Landlord will make every effort to lease the building to a new tenant as quickly as possible.

29.  PURCHASE OPTION. Within one hundred eighty (180) days after the seventh year of commencement of the Lease Term, Tenant or its assigns may purchase the property in its sole discretion regardless of Landlord consent for the sale price of One Million Dollars ($1,000,000). Any occupancy during the Option Term shall not be calculated in calculating the seven (7) year period.

30.  NON-SUFFICIENT FUNDS. Tenant shall be charged as per California Revised Statutes for each check that is returned to Landlord for lack of sufficient funds.

31.  TENANT'S OBLIGATIONS FOR MAINTENANCE SHALL INCLUDE: Tenants shall be responsible for the maintenance of the entire building and lot space including sewer, water pipes, and other matters related to plumbing, the electrical wiring, the air conditioning system, the heating system, landscaping, window repairs, and all other items of maintenance not specifically delegated to Landlord under this Lease. Tenant's obligations for maintenance shall begin upon Tenant's possession of the Premises.

32.  UTILITIES AND SERVICES AND REAL ESTATE PROPERTY TAXES, INSURANCE, COMMON FACILITIES AND MAINTENANCE EXPENSES

Real Estate Property Taxes and Assessments: Tenant shall pay all real estate property taxes associated with the Premises upon commencement of the Option Term and during the full Lease Term.

Personal Property Taxes and Assessments: During the Lease Term, Tenant shall cause all taxes, assessments, and other charges levied upon or against any fixtures and personal property situated in the Premises to be paid before the same becomes a lien upon said Leased Premises. Tenant shall pay the same as set forth herein, or reimburse Landlord therefore, all within ten (10) days of receipt of billing thereof. This shall not become an obligation of Tenant until the full Lease Term begins.

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Maintenance Expenses: Upon receiving possession of the Premises, Tenant shall pay maintenance and repairs, including, without limitation, gardening and landscaping, costs of public liability and property damage insurance, cleaning, sweeping, security, lighting, sanitary control, removal of trash, rubbish, garbage, and other refuse.

33.  SIGNS AND FIXTURES. All fixtures installed by Tenant shall be new or completely reconditioned and shall be pre-approved by landlord. Tenant is intending to build out the Premises and the Landlord shall allow Tenant to make or cause to be made alterations, additions, or improvements to the building within which the Leased Premises are located or install or cause to be installed exterior signs, floor covering, exterior lighting, plumbing fixtures, shades or awnings, window coverings, radio or television antennae, satellite dish, loud speakers, sound amplifiers, security cameras, window bars, security systems, or similar devices, or make changes to the storefront or exterior of the building. No signs or fixtures may be installed prior to commencement of the actual Lease Term (i.e. no signs or fixture shall be installed during the Option Term).

34.  REMODELING OR STRUCTURAL IMPROVEMENTS. Tenant will provide a detailed drawing to Landlord of Tenant's proposed improvements for written approval by the Landlord. Tenant shall have the obligation to conduct any construction or remodeling and obtain all required and necessary permits, including necessary building permits (at Tenant's expense) that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises, including necessary building permits (at Tenant's expense) that appropriately facilitate its use for such purposes. Such construction is to be approved by the Landlord in writing. At the end of the lease term, Tenant shall be entitled to remove (or at the request of Landlord shall remove) such fixtures, and shall restore the Premises to substantially the same condition of the Premises at the commencement of this Lease. All roof work either through remodel or structural improvements or through emergency repairs shall be done by the Landlord's referred roofing contractor to preserve the warranty held on the roof.

35.  SIGN CRITERIA. Tenant shall be responsible for the fulfillment of all signage requirements and specifications. Tenant shall be responsible for obtaining approval for all signage from governing authorities with the City of Oceanside prior to fabrication. All permits for signs and their installation shall be obtained and paid for by the Tenant. All signage shall conform to the applicable Oceanside sign code. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, or otherwise inconsistent with or inappropriate to the Leased Premises. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

36.  ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), and subject to all statutes and regulations governing landlord's access to a cannabis facility Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent.

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37.  INDEMNITY REGARDING USE OF PREMISES. To the extent permitted by law, Tenant agrees to indemnify, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's use or misuse of the Premises. The Tenant further releases Landlord from the loss of or damage to Tenant's personal property due to burglary, mysterious disappearance, fire/water damage, rodents, and any force majeure event. Tenant agrees that all Tenant property stored is at the sole risk of the Tenant.

38.  WAIVER OF SUBROGATION. Tenant agrees to waive its rights and the rights of its insurance company for any claim for loss or damages against the Landlord.

39.  FINES AND PENALTIES. Tenant shall be accountable for any legitimate fines, penalties, fees, or charges imposed upon Landlord (as land owner) by a third party, such the municipal, county, and/or state government, due to Tenant's failure to abide by government rules, either intentionally or unintentionally. Such fines shall be paid by Tenant to Landlord, due immediately upon notification.

40.  MECHANICS LIENS. Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (I) give actual advance notice to any contractors, subcontractors, or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps which are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

41.  ASSIGNABILITY/SUBLETTING

41.1 Landlord's Consent Required.

(a)  Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent.

(b)  Unless Tenant is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Tenant shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Tenant shall constitute a change in control for this purpose.

(c)  The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the Net Worth of Tenant by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent

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assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. "Net Worth of Tenant" shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.

(d)  An assignment or subletting without consent shall, at Landlord's option, be a Default curable after notice or a non-curable Breach without the necessity of any notice and grace period. If Landlord elects to treat such unapproved assignment or subletting as a non-curable Breach, Landlord may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment,

(f)  Landlord may reasonably withhold consent to a proposed assignment or subletting if Tenant is in Default at the time consent is requested

41.2 Terms and Conditions Applicable to Assignment and Subletting.

(a)  Regardless of Landlord's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or subTenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder unless agreed to in writing by the Landlord, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant, unless otherwise agreed to in writing by the Landlord.

(b)  Landlord may accept Rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for Tenant's Default or Breach.

(c)  Landlord's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)  In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of Tenant's obligations under this Lease, including any assignee or subTenant, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(e)  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sub-tenant, including but not limited to the intended use and/or required modification of the Premises, if any.  Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested.

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(f)  Any assignee of, or sub-tenant under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

(g)  Landlord's consent to any assignment or subletting shall not transfer to the assignee or subTenant any Option granted to the original Tenant by this Lease unless such transfer is specifically consented to by Landlord in writing.

41.3  Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)  Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all Rent payable on any sublease, and Landlord may collect such Rent and apply same toward Tenant's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Tenant's obligations, Tenant may collect said Rent. In the event that the amount collected by Landlord exceeds Tenant's then outstanding obligations any such excess shall be refunded to Tenant. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sub-tenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such sub-tenant. Tenant hereby irrevocably authorizes and directs any such sub-tenant, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease. Sub-tenant shall rely upon any such notice from Landlord and shall pay all Rents to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.

(b)  In the event of a Breach by Tenant, Landlord may, at its option, require sub-tenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sub-lessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sub-tenant to Tenant or for any prior Defaults or Breaches of Tenant.

(c)  Any matter requiring the consent of the Tenant under a sublease shall also require the consent of Landlord.

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(d)  No sub-tenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

42.  AUTHORIZATION. By signing this Lease each party is representing and warranting that they have capacity and the authority as an officer, director, shareholder, owner, member or manager to bind the organization involved in this Lease, to enter into this Lease on behalf of the organizational entity entering into this Lease as well as on their own behalf, and to enter the Premises into a Lease agreement, and that such authorization can be evidence by writing if need be.

43.  SUBORDINATION OF LEASE. This Lease is subordinate to any mortgage that now exists, or may be given later by Landlord, with respect to the Premises.

44.  BROKERS. Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

LANDLORD:

Timothy W. Riopelle

/s/ Timothy W. Riopelle

By: Individually

Date:  10-10-2017

TENANT:

STWC Holdings, Inc.

/s/ Erin Phillips

By: Erin Phillips, President and CEO

Date: October 6, 2017

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